Exhibit 10.36

ARDENT HEALTH PARTNERS, INC.

FORM OF INDEMNIFICATION AGREEMENT

This Indemnification Agreement (this “Agreement”) is made as of [•], by and between Ardent Health Partners, Inc., a Delaware corporation (the “Company”), and [•], an individual (“Indemnitee”).

RECITALS

WHEREAS, the Company desires to attract and retain the services of highly qualified individuals, such as Indemnitee, to serve the Company;

WHEREAS, in order to induce Indemnitee to continue to provide services to the Company, the Company wishes to provide for the indemnification of, and advancement of expenses to, Indemnitee to the maximum extent permitted by law;

WHEREAS, the Bylaws of the Company, as amended from time to time (the “Bylaws”) require, and the Certificate of Incorporation of the Company, as amended from time to time (the “Certificate” and together with the Bylaws, the “Charter Documents”) permit, indemnification of the officers and directors of the Company, and Indemnitee may also be entitled to indemnification pursuant to the General Corporation Law of the State of Delaware (the “DGCL”);

WHEREAS, the Charter Documents and the DGCL expressly provide that the indemnification provisions set forth therein are not exclusive, and thereby contemplate that contracts may be entered into between the Company and members of the board of directors of the Company (the “Board”), officers and other persons with respect to indemnification;

WHEREAS, the Company and Indemnitee recognize the continued difficulty in obtaining on attractive terms liability insurance for the Company’s directors, officers, employees, agents, and fiduciaries, the significant and frequent increases in the cost of such insurance and the general trend of insurance companies to reduce the scope of coverage of such insurance;

WHEREAS, the Company and Indemnitee further recognize the continuing risks of corporate litigation in general, subjecting directors, officers, employees, agents, and fiduciaries to expensive litigation risks at the same time as the availability and scope of coverage of liability insurance provide increasing challenges for the Company;

WHEREAS, Indemnitee does not regard the protection currently provided by applicable law, the Company’s governing documents and available insurance as adequate under the present circumstances, and the Indemnitee and certain other directors, officers, employees, agents, and fiduciaries of the Company may not be willing to continue to serve in such capacities without additional protection;

WHEREAS, this Agreement is a supplement to and in furtherance of the indemnification provided in the Charter Documents and any resolutions adopted pursuant thereto, and shall not be deemed a substitute therefor, nor to diminish or abrogate any rights of Indemnitee thereunder;

WHEREAS, to the extent that the provisions of this Agreement confer on Indemnitee broader rights to indemnification and advancement of Expenses (as that term is defined below) than are provided for in the Charter Documents, the provisions of this Agreement shall control;

WHEREAS, the Board has determined that the increased difficulty in attracting and retaining highly qualified persons such as Indemnitee is detrimental to the best interests of the Company’s stockholders and that the Company should act to assure such persons that there will be increased certainty of such protection in the future; [and]

[WHEREAS, Indemnitee has certain rights to indemnification and/or insurance provided by [EGI-AM Investments, L.L.C. (“EGI”)][Ventas, Inc. (“Ventas”)] which Indemnitee and [EGI][Ventas] intend to be secondary to the primary obligation of the Company to indemnify Indemnitee as provided in this Agreement, with the Company’s acknowledgment and agreement to the foregoing being a material condition to Indemnitee’s willingness to serve or continue to serve on the Board; and]

WHEREAS, it is reasonable, prudent and necessary for the Company contractually to obligate itself to indemnify, and to advance expenses on behalf of, such persons to the fullest extent permitted by applicable law so that they will serve or continue to serve the Company free from undue concern that they will not be so indemnified.

NOW, THEREFORE, in consideration of the premises and the covenants contained herein, the Company and Indemnitee do hereby covenant and agree as follows:

Section 1. Services to the Company. Indemnitee will serve or continue to serve as a director or officer of the Company for so long as Indemnitee is duly elected or appointed or until Indemnitee is removed or terminated, as applicable, or tenders his or her resignation. Indemnitee may tender the resignation at any time in his or her sole and absolute discretion. Notwithstanding anything to the contrary in this Agreement, the Company and the Indemnitee acknowledge that the Indemnitee’s employment, if any, is and shall continue to be at-will, as defined under applicable law.

Section 2. Definitions

As used in this Agreement:

(a) “Beneficial Owner” has the meaning given to the term “beneficial owner” in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (or any successor rule or statutory provision), or if such Rule 13d-3 shall be rescinded and there shall be no successor rule or statutory provision thereto, pursuant to Rule 13d-3 as in effect on the date hereof.

(b) “Change in Control” means any of the following events:

(i) An acquisition (other than directly from the Company) of any Voting Securities by any Person (other than any Person who is, as of the date hereof, the Beneficial Owner of 30% or more of the then outstanding Voting Securities) immediately after which such Person has Beneficial Ownership of 30% or more of the combined voting power of the then outstanding Voting Securities; provided, however, that a Non-Control Acquisition shall not constitute a Change in Control;

(ii) During any period of two consecutive years since execution of this Agreement (or, if this Agreement was executed less than two years prior to the date of determination, during the period between the execution of this Agreement and the date of determination), individuals who, at the beginning of such period, were members of the Board (the “Incumbent Board Members”), cease for any reason to constitute at least a majority of the Board; provided, however, that if the election, or nomination for election by the Company’s stockholders, of any new director was approved by a vote of at least a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination was so approved, such new director shall, for purposes of this Agreement, be considered an Incumbent Board Member; or

(iii) Approval by the stockholders of the Company of:

(1) A merger, consolidation, or reorganization involving the Company other than a Non-Control Transaction;

(2) A complete liquidation or dissolution of the Company; or

(3) The sale or other disposition of all or substantially all of the assets of the Company to any Person (other than to an entity of which the Company directly or indirectly owns at least 70% of the outstanding Voting Securities).

(iv) Notwithstanding subclauses (b)(i), (b)(ii), or (b)(iii) above, a Change in Control shall not be deemed to occur solely due to a reduction in the aggregate number of outstanding Voting Securities.

(c) “Corporate Status” describes the status of a person as a current or former member of the Board or a current or former officer of the Company or a current or former director, manager, partner, officer, employee, agent, or trustee of any other Enterprise.

(d) “Enterprise” shall mean the Company and any other corporation (other than the Company), limited liability company, partnership, joint venture, trust, employee benefit plan, or other enterprise of which Indemnitee is or was serving at the request of the Company as a director, officer, employee, agent, or fiduciary.

(e) “Expenses” shall include all reasonable attorneys’ fees, retainers, court costs, transcript costs, fees and costs of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses of the types customarily incurred in connection with defending, preparing to defend, investigating, being or preparing to be a witness in, or otherwise participating in, a Proceeding. Expenses also shall include Expenses incurred in connection with any appeal resulting from any Proceeding, including without limitation the premium, security for, and other costs relating to any cost bond, supersedes bond, or other appeal bond or its equivalent. Expenses, however, shall not include amounts paid in settlement by Indemnitee or the amount of judgments or fines against Indemnitee.

(f) “Independent Counsel” means a law firm, or a partner (or, if applicable, member) of such a law firm, selected by Indemnitee that is experienced in matters of corporation law and neither presently is, nor in the past five years has been, retained to represent: (i) the Company or Indemnitee in any matter material to either such party (other than with respect to indemnification matters), or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement. The Company agrees to pay the reasonable fees and expenses of the Independent Counsel referred to above and to fully indemnify such counsel against any and all Expenses, claims, liabilities, and damages arising out of or relating to this Agreement or its engagement pursuant hereto.

(g) “Losses” means any losses or liabilities including, without limitation, damages, judgments, fines, penalties, excise taxes, and amounts paid in settlement.

(h) The term “Non-Control Acquisition” means an acquisition by (1) any employee benefit plan maintained by the Company or any subsidiary of the Company (or a trust forming a part thereof) or any trustee or fiduciary with respect to such employee benefit plan acting in such capacity, (2) the Company or any subsidiary of the Company, or (3) any Person in connection with a Non-Control Transaction.

(i) “Non-Control Transaction” means any merger, consolidation or reorganization involving the Company where:

(i) the Beneficial Owners of Voting Securities of the Company immediately before such merger, consolidation or reorganization, own, directly or indirectly, immediately following such merger, consolidation or reorganization, more than 70% of the combined voting power of the outstanding Voting Securities of the entity resulting from such merger or consolidation or reorganization (the “Surviving Corporation”) or a corporation beneficially owning, directly or indirectly, a majority of the Voting Securities of the Surviving Corporation (a “Parent Corporation”) in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, consolidation or reorganization, and

(ii) the individuals who were members of the Board immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute at least a majority of the members of the board of directors of the Surviving Corporation (or the Parent Corporation if there was a Parent Corporation created by such merger, consolidation, or reorganization), and

(iii) no Person (other than the Company, any subsidiary of the Company, any employee benefit plan (or any trust forming a part thereof) maintained by the Company, the Surviving Corporation or any subsidiary thereof, or any Person who, immediately prior to such merger, consolidation or reorganization had Beneficial Ownership of 30% or more of the combined voting power of the then outstanding Voting Securities) owns, directly or indirectly, 30% or more of the combined voting power of the Surviving Corporation’s then outstanding Voting Securities (or of the Parent Corporation’s then outstanding Voting Securities if there was a Parent Corporation created by such merger, consolidation or reorganization).

(j) The term “Person” shall have the meaning ascribed to such term for purposes of Section 13(d) or 14(d) of the Exchange Act.

(k) The term “Proceeding” shall include any threatened, pending or completed action, suit, arbitration, alternate dispute resolution mechanism, formal or informal government or self-regulatory agency investigation or inquiry, administrative hearing or any other actual, threatened, or completed proceeding, whether brought in the right of the Company or otherwise and whether of a civil, criminal, administrative, or investigative nature, in which Indemnitee was, is or is threatened to be involved as a party or otherwise by reason of the Indemnitee’s Corporate Status, by reason of any action taken, or failure to act, by Indemnitee or of any action taken, or failure to take action, on the Indemnitee’s part while acting as director or officer of the Company, or by reason of Indemnitee’s Corporate Status, in each case whether or not serving in such capacity at the time any liability or Expense is incurred for which indemnification, reimbursement, or any Advance of Expenses can be provided under this Agreement; provided, however, that the term “Proceeding” shall not include any action, suit or arbitration initiated by Indemnitee to enforce Indemnitee’s rights under this Agreement.

(l) The term “Voting Securities” shall mean any securities of the Company that vote generally in the election of directors.

Section 3. Indemnity in Third-Party Proceedings. The Company shall indemnify Indemnitee in accordance with the provisions of this Section 3 if Indemnitee is, or is threatened to be made, a party to or a participant (as a witness or otherwise) in any Proceeding, other than a Proceeding by or in the right of the Company to procure a judgment in its favor. Pursuant to this Section 3, Indemnitee shall be indemnified to the full extent permitted by the laws of the State of Delaware in effect on the date hereof, or as such laws may from time to time hereafter be amended to increase the scope of such permitted indemnification, against any and all Losses and Expenses (including all interest, assessments, and other charges paid or payable in connection with or in respect of such Losses and Expenses) actually and reasonably incurred by Indemnitee or on his or her behalf in connection with such Proceeding or any claim, issue, or matter therein, if Indemnitee acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company and, in the case of a criminal Proceeding, had no reasonable cause to believe that his or her conduct was unlawful. Indemnitee shall not enter into any settlement in connection with such Proceeding without prior written consent of the Company, and the Company shall not be liable to indemnify Indemnitee under this Agreement for such settlement without the prior written consent of the Company. The Company shall be permitted to enter into a settlement on behalf of Indemnitee in connection with such Proceeding except that such settlement shall not impose any penalty, adverse admission, or limitation on Indemnitee without Indemnity’s prior written consent.

Section 4. Indemnity in Proceedings by or in the Right of the Company. The Company shall indemnify Indemnitee in accordance with the provisions of this Section 4 if Indemnitee is, or is threatened to be made, a party to or a participant in any Proceeding by or in the right of the Company to procure a judgment in its favor. Pursuant to this Section 4, Indemnitee shall be indemnified to the full extent permitted by the laws of the State of Delaware in effect on the date hereof, or as such laws may from time to time hereafter be amended to increase the scope of such permitted indemnification, against all Expenses (including all interest, assessments, and other charges paid or payable in connection with or in respect of such Expenses) actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with such Proceeding or any claim, issue, or matter therein, if Indemnitee acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company. No indemnification for Expenses shall be made under this Section 4 in respect of any claim, issue, or matter as to which Indemnitee shall have been finally adjudged by a court to be liable to the Company unless and only to the extent that the Delaware Court of Chancery (the “Delaware Court”) or any court in which the underlying Proceeding, whether brought by the Company or a third party, was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnification for such expenses as the Delaware Court or such other court shall deem proper, which determination shall, for the avoidance of doubt, satisfy the requirements of the immediately preceding sentence.

Section 5. Indemnification for Expenses of a Party Who is Wholly or Partly Successful. Without limiting any other rights of the Indemnitee pursuant to this Agreement, (a) to the extent that Indemnitee is a party to or a participant in and is successful, on the merits or otherwise, in any Proceeding or in defense of any claim, issue, or matter therein, in whole or in part, the Company shall indemnify Indemnitee to the full extent permitted by law against all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection therewith and (b) if Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues, or matters in such Proceeding, the Company shall indemnify Indemnitee against all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with each successfully resolved claim, issue, or matter. For purposes of this Section the term “successful” shall include, but not be limited to, any termination, withdrawal, or dismissal (with or without prejudice) of such Proceeding without any express finding of liability or guilt against Indemnitee.

Section 6. Indemnification For Expenses of a Witness. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is or may reasonably expect to be, by reason of his or her Corporate Status, a witness in any Proceeding to which Indemnitee is not a party, Indemnitee shall be indemnified to the full extent permitted by applicable law against all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection therewith.

Section 7. Exclusions. Notwithstanding any provision in this Agreement to the contrary, the Company shall not be obligated under this Agreement to make any indemnity:

(a) for which payment has actually been made to or on behalf of Indemnitee under any statute, insurance policy or other indemnity provision, vote or otherwise, except with respect to any excess beyond the amount paid under any insurance policy or other indemnity provision [provided that the foregoing shall not affect the rights of Indemnitee or the Secondary Indemnitors as set forth in Section 13(c)];

(b) for disgorgement or return of profits made from the purchase and sale (or sale and purchase) by Indemnitee of securities of the Company (within the meaning of Section 16(b) of the Exchange Act, or similar provisions of federal, state, or local statutory law or common law);

(c) for any claim, issue, or matter initiated or brought by Indemnitee, except (i) with respect to counterclaims or affirmative defenses or to actions or proceedings brought to establish or enforce a right to receive Expenses or indemnification under this Agreement or any other agreement or insurance policy or under the Charter Documents now or hereafter in effect relating to indemnification or (ii) if the Board has approved the initiation or bringing of such claim;

(d) for which payment is prohibited by applicable law; or

(e) for any claim, issue, or matter as to which Indemnitee shall have (a) entered a plea of guilty or nolo contendere to a felony or (b) received a final, unappealable judgment or verdict of guilty (or its equivalent) in any criminal proceeding.

Section 8. Advances of Expenses Prior to or During a Proceeding. The Company shall pay in advance, to the extent not prohibited by law, the Expenses incurred by Indemnitee in connection with any Proceeding prior to disposition of such Proceeding (an “Advance”). The Company shall pay from time to time any Advance within thirty (30) days after the receipt by the Company of a written statement or statements requesting such Advance (which shall include invoices received by Indemnitee in connection with such Expenses but, in the case of invoices in connection with legal services, any references to legal work performed or to expenditures made that would cause Indemnitee to waive any privilege accorded by applicable law shall not be included with the invoice). Advances shall be unsecured and interest free. Advances shall be made without regard to Indemnitee’s (i) ability to repay the expenses, (ii) ultimate entitlement to indemnification under Sections 10 and 11 and the other applicable provisions of this Agreement, or (iii) entitlement to and availability of insurance coverage, including advancement, payment or reimbursement of defense costs, expenses of covered loss under the provisions of any applicable insurance policy

(including, without limitation, whether such advancement, payment or reimbursement is withheld, conditioned or delayed by the insurer(s)). Advances shall include any and all reasonable Expenses incurred pursuing an action to enforce this right to an Advance, whether such Expenses are incurred before or after the disposition of the Proceeding for which enforcement of this right to an Advance is pursued. The Indemnitee shall qualify for Advances upon the execution and delivery to the Company of this Agreement which shall constitute an undertaking providing that Indemnitee undertakes to the fullest extent required by law to repay all Advances if and to the extent that it is determined by a court of competent jurisdiction, regardless of whether such determination is subject to appeal, that Indemnitee is not entitled to be indemnified by the Company. This Section 8 shall not apply to any claim made by Indemnitee for which indemnity is excluded pursuant to Section 7.

Section 9. Procedure for Notification and Defense of Counsel

(a) To obtain indemnification under this Agreement, Indemnitee shall submit to the Company a written request therefor specifying the Proceeding or basis for the claim, the amounts, if known, for which Indemnitee is seeking payment under this Agreement, and all documentation related thereto as reasonably requested by the Company that is reasonably available to Indemnitee; provided that documentation and information need not be so provided to the extent that the provision thereof would undermine or otherwise jeopardize attorney client privilege; provided the Company and Indemnitee shall cooperate in good faith with respect to protections to avoid the waiver of such privilege, including the use of joint defense agreements and similar arrangements. The failure by Indemnitee to timely notify the Company or provide such documentation shall not relieve the Company from any liability hereunder unless, and only to the extent that, the Company’s ability to participate in the defense of such claim was materially and adversely affected by such failure.

(b) In the event the Company may be obligated to make any indemnity in connection with a Proceeding, the Company shall be entitled to assume the defense of such Proceeding with counsel approved by Indemnitee, which approval shall not be unreasonably withheld, upon the delivery to Indemnitee of written notice of its election to do so. After delivery of such notice, approval of such counsel by Indemnitee and the retention of such counsel by the Company, the Company will not be liable to Indemnitee for any fees or expenses of counsel subsequently incurred by Indemnitee with respect to the same Proceeding. Notwithstanding the Company’s assumption of the defense of any such Proceeding, the Company shall be obligated to pay the fees and expenses of Indemnitee’s counsel to the extent (i) the employment of counsel by Indemnitee is authorized by the Company, (ii) counsel for the Company or Indemnitee shall have reasonably concluded that there is a conflict of interest between the Company and Indemnitee in the conduct of any such defense such that Indemnitee needs to be separately represented, (iii) the fees and expenses are non-duplicative and reasonably incurred in connection with Indemnitee’s role in the Proceeding despite the Company’s assumption of the defense, (iv) the Company is not financially or legally able to perform its indemnification obligations, or (v) the Company shall not have retained, or shall not continue to retain, such counsel to defend such Proceeding. The Company shall have the right to conduct such defense as it sees fit in its sole discretion. Regardless of any provision in this Agreement, Indemnitee shall have the right to employ counsel in any Proceeding at Indemnitee’s personal expense. The Company shall not be entitled, without the consent of Indemnitee, to assume the defense of any claim brought by or in the right of the Company.

Section 10. Procedure to Determine Indemnification and Any Repayment of Advances After Disposition of a Proceeding.

(a) After the Indemnitee has made a written request for indemnification pursuant to Section 9, then promptly following disposition of a Proceeding, a determination with respect to Indemnitee’s entitlement to indemnification and to retain any Advances given to Indemnitee shall be made in the specific case by one of the following methods: (x) if a Change in Control shall have occurred, by Independent Counsel in a written opinion to the Board; or (y) if a Change in Control shall not have occurred, by majority vote of the directors who are neither parties nor threatened to be made parties, to any Proceeding, even though less than a quorum, or by a committee of such directors designated by majority vote of such directors, even though less than a quorum (in either case, the “Disinterested Directors”) or, if there are no Disinterested Directors, by Independent Counsel and, if it is so determined that Indemnitee is entitled to indemnification, payment to Indemnitee shall be made within thirty (30) days after such determination. Indemnitee shall cooperate with the Disinterested Directors or Independent Counsel, as applicable, making such determination with respect to Indemnitee’s entitlement to indemnification, including providing to the Disinterested Directors or Independent Counsel, as applicable, upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination. Any costs or expenses (including attorneys’ fees and disbursements) incurred by Indemnitee in so cooperating with the Disinterested Directors or Independent Counsel, as applicable, shall be borne by the Company (irrespective of the determination as to Indemnitee’s entitlement to indemnification) and the Company hereby indemnifies and agrees to hold Indemnitee harmless therefrom.

(b) If the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 10(a), the Independent Counsel shall be selected by the Board if a Change in Control shall not have occurred or, if a Change in Control shall have occurred, by Indemnitee. The Indemnitee or the Company, as the case may be, may within ten (10) days after written notice of such selection, deliver to the Company or the Indemnitee, as the case may be, a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of “Independent Counsel” as defined in Section 2 of this Agreement, and the objection shall set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the person so selected shall act as Independent Counsel. If such written objection is so made and substantiated, the Independent Counsel so selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court has determined that such objection is without merit. If, within 20 days after the later of (i) submission by Indemnitee of a written request for indemnification pursuant to Section 9(a) hereof, and (ii) the final disposition of the Proceeding, including any appeal therein, no Independent Counsel shall have been selected and not objected to, either the Company or the Indemnitee may petition a court of competent jurisdiction for resolution of any objection which shall have been made by the Indemnitee or the Company to the selection of Independent Counsel and/or for the appointment as Independent Counsel of a person selected by the court or by such other person as the court shall designate, and the person with respect to whom all objections are so resolved or the person so appointed shall act as Independent Counsel under Section 10(a) hereof. Upon the due commencement of any judicial proceeding or arbitration pursuant to Section 12(a) of this Agreement, Independent Counsel shall be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing).

Section 11. Presumptions and Effect of Certain Proceedings.

(a) In making a determination with respect to entitlement to indemnification hereunder, the Disinterested Directors or Independent Counsel, as applicable, making such determination shall, to the full extent not prohibited by law, presume that Indemnitee is entitled to indemnification under this Agreement if Indemnitee has submitted a request for indemnification. Neither the failure of the Company nor of the Disinterested Directors or Independent Counsel, as applicable, to have made a determination prior to the commencement of any Advance or indemnification action pursuant to this Agreement that indemnification is proper in the circumstances because Indemnitee has met the applicable standard of conduct, nor an actual determination by the Company or by the Disinterested Directors or Independent Counsel, as applicable, that Indemnitee has not met such applicable standard of conduct, shall be a defense available to the Company to the Advance or indemnification action or create a presumption that Indemnitee has not met the applicable standard of conduct necessary to obtain an Advance or indemnification.

(b) The termination of any Proceeding or of any claim, issue, or matter therein, by judgment, order, settlement, or conviction, or upon a plea of guilty or nolo contendere other than to a felony, shall not (except as otherwise expressly provided in this Agreement) of itself create a presumption that Indemnitee did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal Proceeding, that Indemnitee had reasonable cause to believe that his or her conduct was unlawful.

(c) For purposes of this Agreement, and without creating any presumption as to a lack of good faith if the following circumstances do not exist, Indemnitee shall be deemed to have acted in good faith (i) in any action that does not require, as an element of the claim or cause of action, the establishment of any state of mind inconsistent with a finding of good faith or (ii) if Indemnitee’s action or failure to act, is based on the records or books of account of the Company or other applicable Enterprise, including financial statements, or on information supplied to Indemnitee by the officers of the Company or other applicable Enterprise in the course of their duties, or on the advice of legal counsel for the Company or other applicable Enterprise or the Board or counsel selected by any committee of the Board or on information or records given or reports made to the Company or other applicable Enterprise by an independent certified public accountant or by an appraiser, investment banker or other expert selected with reasonable care by the Company or the Board or any committee of the Board. The provisions of this Section 11(c) shall not be deemed to be exclusive or to limit in any way the other circumstances in which the Indemnitee may be deemed to have met the applicable standard of conduct set forth in this Agreement.

(d) The knowledge and/or actions, or failure to act, of any director, officer, manager, partner, employee, agent, or trustee of the Company, any subsidiary of the Company or any Enterprise shall not be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement.

Section 12. Remedies of Indemnitee.

(a) Subject to Section 12(e), in the event that (i) a determination is made by the Disinterested Directors (and, for the avoidance of doubt, not by the Independent Counsel) pursuant to Section 10 of this Agreement that Indemnitee is not entitled to indemnification under this Agreement, (ii) any Advance of Expenses is not timely made pursuant to Section 10 of this Agreement, (iii) no determination of entitlement to indemnification shall have been made pursuant to Section 10(a) of this Agreement within sixty (60) days after receipt by the Company of the request for indemnification, (iv) payment of indemnification is not made pursuant to Section 5 or 6 or the last sentence of Section 10(a) of this Agreement within thirty (30) days after receipt by the Company of a written request therefor, or (v) payment of indemnification pursuant to Section 3 or 4 of this Agreement is not made within thirty (30) days after a determination has been made that Indemnitee is entitled to indemnification, Indemnitee shall be entitled to an adjudication by the Delaware Court of his or her entitlement to such indemnification or any Advance of Expenses. Alternatively, Indemnitee, at his or her option, may seek an award in arbitration to be conducted by a single arbitrator pursuant to the Commercial Arbitration Rules of the American Arbitration Association. Indemnitee shall commence such proceeding seeking an adjudication or an award in arbitration within one hundred eighty (180) days following the date on which Indemnitee first has the right to commence such proceeding pursuant to this Section 12(a); provided, however, that the foregoing clause shall not apply in respect of a proceeding brought by Indemnitee to enforce his or her rights under Section 5 of this Agreement. The Company shall not oppose Indemnitee’s right to seek any such adjudication or award in arbitration.

(b) In the event that a determination shall have been made pursuant to Section 10(a) of this Agreement that Indemnitee is not entitled to indemnification, any judicial proceeding or arbitration commenced pursuant to this Section 12 shall be conducted in all respects as a de novo trial, or arbitration, on the merits and Indemnitee shall not be prejudiced by reason of that adverse determination. In any judicial proceeding or arbitration commenced pursuant to this Section 12, the Company shall, to the full extent not prohibited by law, have the burden of proving Indemnitee is not entitled to indemnification or an Advance of Expenses, as the case may be.

(c) If a determination shall have been made pursuant to Section 10(a) of this Agreement that Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding or arbitration commenced pursuant to this Section 12, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law.

(d) The Company shall be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section 12 that the procedures and presumptions of this Agreement are not valid, binding, and enforceable and shall stipulate in any such court or before any such arbitrator that the Company is bound by all the provisions of this Agreement. The Company shall indemnify Indemnitee against any and all Expenses which are incurred by Indemnitee in connection with any action brought by Indemnitee for indemnification or any Advance of Expenses from the Company under this Agreement or under any directors’ and officers’ liability insurance policies maintained by the Company only if Indemnitee ultimately is determined to be entitled to such indemnification, Advance of Expenses or insurance recovery, as the case may be, in the suit for which indemnification or an Advance is being sought.

(e) Notwithstanding anything in this Agreement to the contrary but without in any way limiting the Indemnitee’s right to Advances under Section 8, no determination as to entitlement to indemnification under this Agreement shall be required to be made prior to the disposition of the Proceeding, including any appeal therein.

Section 13. Non-exclusivity; Survival of Rights; Insurance; Reasonable Assistance; Subrogation.

(a) The rights of indemnification and to receive Advance of Expenses as provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, the Charter Documents, any agreement, a vote of stockholders or a resolution of directors, or otherwise. No amendment, alteration, or repeal of this Agreement or of any provision hereof shall limit or restrict any right of Indemnitee under this Agreement in respect of any action taken or omitted by such Indemnitee in his or her Corporate Status prior to such amendment, alteration or repeal. To the extent that after the date of this Agreement a change in Delaware law, whether by statute or judicial decision, permits greater indemnification or Advances of Expenses than would be afforded currently under the Charter Documents and this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change. No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy.

(b) The Company shall use commercially reasonable efforts to (a) maintain an insurance policy or policies providing liability insurance for directors, officers, employees, or agents of the Company or of any other Enterprise and (b) to provide that until at least the sixth (6th) anniversary of the date of expiration of the Indemnitee’s period of service with the Company, Indemnitee shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for any such director, officer, employee or agent under such policy or policies. If, at the time of the receipt of a notice of a claim pursuant to the terms hereof, the Company has director and officer liability insurance in effect, the Company shall give prompt notice of the commencement of such proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such policies.

(c) [The Company hereby acknowledges that Indemnitee has certain rights to Indemnification, advancement of expenses and/or insurance provided by [EGI][Ventas] and certain of its affiliates (collectively, the “Secondary Indemnitors”). The Company hereby agrees (i) that it is the indemnitor of first resort (i.e., its obligations to Indemnitee are primary and any obligation of the Secondary Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by Indemnitee are secondary), (ii) that it shall be required to advance the full amount of expenses incurred by Indemnitee and shall be liable for the full amount of all Losses and Expenses, to the extent legally permitted and as required by the terms of this Agreement and the Charter Documents (or any other agreement between the Company and Indemnitee), without regard to any rights Indemnitee may have against the Secondary Indemnitors, and (iii) that it irrevocably waives, relinquishes and releases the Secondary Indemnitors from any and all claims against the Secondary Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof. The Company further agrees that no advancement or payment by the Secondary Indemnitors on behalf of Indemnitee with respect to any claim for which Indemnitee has sought indemnification from the Company shall affect the foregoing and the Secondary Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of Indemnitee against the Company. The Company and Indemnitee agree that the Secondary Indemnitors are express third party beneficiaries of the terms of this Section 13(c).]

(d) [Except as provided in paragraph (c) above,] [i/I]n the event of any payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee [(other than against the Secondary Indemnitors)], who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.

(e) The Company shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder (or for which any Advances are provided hereunder) if and to the extent that Indemnitee has otherwise actually received such payment under any other indemnification or contribution agreement or any insurance policy, contract, agreement, or otherwise except, with respect to any insurance policy to the extent paid for by the Indemnitee, any increase in premiums resulting from the amount paid under such policy.

(f) The Company’s obligation to provide indemnification or any Advance of Expenses hereunder to Indemnitee who is or was serving at the request of the Company as a director, officer, employee, or agent of any other corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise shall be reduced by any amount Indemnitee has actually received as indemnification or an Advance of Expenses from such other corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise.

Section 14. Survival; Successors and Assigns. This Agreement shall be binding upon the Company and its successors and assigns and shall inure to the benefit of Indemnitee and Indemnitee’s heirs, executors, and administrators. The Company shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation, or otherwise) to all, substantially all or a substantial part, of the business and/or assets of the Company, by written agreement in form and substance satisfactory to the Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place. The indemnification provided under this Agreement shall continue as to Indemnitee for any action taken or not taken while serving in Corporate Status even though Indemnitee may have ceased to serve in such capacity at the time of any Proceeding.

Section 15. Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal, or unenforceable for any reason whatsoever: (a) the validity, legality, and enforceability of the remaining provisions of this Agreement (including without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal, or unenforceable) shall not in any way be affected or impaired thereby and shall remain enforceable to the fullest extent permitted by law; (b) such provision or provisions shall be deemed reformed to the extent necessary to conform to applicable law and to give the maximum effect to the intent of the parties hereto; and (c) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested thereby.

Section 16. Enforcement; Entire Agreement.

(a) The Company expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on it hereby in order to induce Indemnitee to serve or continue to serve as a director or officer of the Company, as applicable, and the Company acknowledges that Indemnitee is relying upon this Agreement in serving as a director or officer of the Company, as applicable.

(b) This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral, written, and implied, between the parties hereto with respect to the subject matter hereof; provided, however, that this Agreement is a supplement to and in furtherance of the Charter Documents and applicable law, and shall not be deemed a substitute therefor, nor to diminish or abrogate any rights of Indemnitee thereunder.

Section 17. Modification and Waiver. No supplement, modification, waiver, or amendment of this Agreement or any provisions of this Agreement shall be binding unless executed in writing by the parties thereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions of this Agreement nor shall any waiver constitute a continuing waiver. No supplement, modification or amendment of this Agreement or of any provision hereof shall limit or restrict any right of Indemnitee under this Agreement in respect of any action taken or omitted by such Indemnitee prior to such supplement, modification or amendment.

Section 18. Notice by Indemnitee. Indemnitee agrees promptly to notify the Company in writing upon being served with any summons, citation, subpoena, complaint, indictment, information, or other document relating to any Proceeding or matter which may be subject to indemnification or any Advance of Expenses covered hereunder. The failure of Indemnitee to so notify the Company shall not relieve the Company of any obligation which it may have to the Indemnitee under this Agreement or otherwise.

Section 19. Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given if (a) delivered by hand and receipted for by the party to whom said notice or other communication shall have been directed, (b) mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed, (c) mailed by reputable overnight courier and receipted for by the party to whom said notice or other communication shall have been directed or (d) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, and if not so confirmed, then on the next business day:

(a) If to Indemnitee, at such address as Indemnitee shall provide to the Company.

(b) If to the Company to:

Ardent Health Partners, Inc.

340 Seven Springs Way, Suite 100

Brentwood, Tennessee 37027

Attn: General Counsel

Email: stephen.petrovich@ardenthealth.com

or to any other address as may have been furnished to Indemnitee by the Company.

Section 20. Contribution. To the fullest extent permissible under applicable law, if the indemnification provided for in this Agreement is unavailable to Indemnitee for any reason whatsoever other than under the express limitations set forth in this Agreement, the Company, in lieu of indemnifying Indemnitee, shall, upon approval or order of the Delaware Court, contribute to the amount incurred by Indemnitee, whether for judgments, fines, penalties, excise taxes, amounts paid or to be paid in settlement, and/or for Expenses, in connection with any claim relating to an indemnifiable event under this Agreement, in such proportion as is deemed fair and reasonable in light of all of the circumstances of such Proceeding in order to reflect (i) the relative benefits received by the Company and Indemnitee as a result of the event(s) and/or transaction(s) giving cause to such Proceeding and/or (ii) the relative fault of the Company (and its directors, officers, employees, and agents) and Indemnitee in connection with such event(s) and/or transaction(s).

Section 21. Internal Revenue Code Section 409A. The Company intends for this Agreement to comply with the Indemnification exception under Section 1.409A-1(b)(10) of the regulations promulgated under the Internal Revenue Code of 1986, as amended (the “Code”), which provides that indemnification of, or the purchase of an insurance policy providing for payments of, all or part of the expenses incurred or damages paid or payable by Indemnitee with respect to a bona fide claim against Indemnitee or the Company do not provide for a deferral of compensation, subject to Section 409A of the Code, where such claim is based on actions or failures to act by Indemnitee in his or her capacity as a service provider of the Company. The parties intend that this Agreement be interpreted and construed with such intent.

Section 22. Applicable Law and Consent to Jurisdiction. This Agreement and the legal relations among the parties shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to its conflict of laws rules. Except with respect to any arbitration commenced by Indemnitee pursuant to Section 12(a) of this Agreement, the Company and Indemnitee hereby irrevocably and unconditionally (i) agree that any action or proceeding arising out of or in connection with this Agreement shall be brought only in the Delaware Court, and not in any other state or federal court in the United States of America or any court in any other country, (ii) consent to submit to the exclusive jurisdiction of the Delaware Court for purposes of any action or proceeding arising out of or in connection with this Agreement, (iii) appoint, to the extent such party is not otherwise subject to service of process in the State of Delaware, The Corporation Trust Company, Wilmington, Delaware as its agent in the State of Delaware as such party’s agent for acceptance of legal process in connection with any such action or proceeding against such party with the same legal force and validity as if served upon such party personally within the State of Delaware, (iv) waive any objection to the laying of venue of any such action or proceeding in the Delaware Court, and (v) waive, and agree not to plead or to make, any claim that any such action or proceeding brought in the Delaware Court has been brought in an improper or inconvenient forum.

Section 23. Identical Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including, without limitation, “pdf”, “tif”, or “jpg”) and any other electronic signature complying with the Federal Electronic Signatures in Global and National Commerce Act, (including, without limitation, DocuSign and AdobeSign) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

Section 24. Miscellaneous. The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have caused this Agreement to be signed as of the day and year first above written.

ARDENT HEALTH PARTNERS, INC.

By:
Name:
Its:

INDEMNITEE

Signature:
Name: